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                                                                    Exhibit 23.4




             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-111516 of our report dated November 18, 2005, except as to note 25(a) which is as of February 8, 2006 (which audit report expresses an unqualified opinion and includes explanatory paragraphs relating to restatements of the financial statements, withdrawal of a previous audit report and their consideration of internal control over financial reporting and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference relating to the adoption of new accounting principles) relating to the financial statements of Kinross Gold Corporation, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Toronto, Ontario, Canada

April 21, 2006